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                                    Exhibit 1

                   Schwartz Levitsky Feldman, LLP (Letterhead)





June 8, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

         We were previously principal accountants for Intercorp Excelle Inc. and under the date of March 16, 2000, we reported on the financial statements of Intercorp Excelle Inc., as of January 31, 2000 and 1999, and for the years ended January 31, 2000 and 1999. On June 1, 2000, we were asked to resign as the principal accountants of Intercorp Excelle Inc. We have read Intercorp Excelle Inc.'s statements included under Item 4 of its Form 8-K dated June 8, 2000, and we agree with such statements, except that we are not in a position to agree or disagree with Intercorp Excelle Inc.'s statements that the Board of Directors approved the appointment of Richter, Usher and Vineberg, and that Richter, Usher and Vineberg were engaged to serve as Intercorp Excelle Inc.'s independent accountants.


Very truly yours,


SCHWARTZ LEVITSKY FELDMAN, LLP


By: /s/ Katherine Evans, C.A.
    ---------------------------
    Name: Katherine Evans
    Title:  Partner